Exhibit 10.25

This Waiver (this “Waiver”), dated December 29, 2017 (the “Effective Date”), is by and between Zafgen, Inc., a Delaware corporation (the “Company”), and Jeffrey Hatfield (“Hatfield”), and implements waiver of certain provisions of (i) that certain Offer Letter, dated as of October 3, 2017, by and between the Company and Hatfield (the “Offer Letter”), and (ii) that certain Non-Qualified Inducement Stock Option Agreement, dated as of October 9, 2017, by and between the Company and Hatfield (the “Option Agreement”). Defined terms used but not otherwise defined herein, shall have the meanings ascribed to such terms in the Offer Letter or the Option Agreement, as applicable.

WHEREAS, due to the unanticipated accounting consequences associated with including a cash runway and financing condition in the Offer Letter and Option Agreement; and

WHEREAS, the Company’s Board of Directors believes that the stock price performance targets are sufficient to expect that the Company will have or be able to the obtain necessary financial resources to pursue its business plans.

NOW THERREFORE, effective as of the Effective Date, the Board of Directors has determined to amend the Offer Letter and Option Agreement to irrevocably waive the foregoing conditions:

1.	Offer Letter:

a.	The condition in the third bullet point under the Performance Period/Metrics heading of Appendix 1 of the Offer Letter, which reads “In order to earn any options, the Company must also have a reasonable cash runway to pursue its business plans, as determined by the Board”

b.	The condition in the second bullet point under the Payout Curve heading of Appendix 1 of the Offer Letter, which reads “and the reasonable level of financing has also been achieved”

2.	Option Agreement:

a.	The condition in the third bullet point of Schedule A of the Option Agreement, which reads “In order to earn any Option Shares, the Company must also have a reasonable cash runway to pursue its business plans, as determined by the Board”.

b.	The condition in the second bullet point under the Payout Curve heading of Appendix A of the Option Agreement, which reads “and the reasonable level of financing has also been achieved”

The parties hereby acknowledge and agree to this Waiver:

ZAFGEN, INC.

By:	/s/ Peter Barrett
Name:	Peter Barrett
Title:	Chairman of the Board of Directors

/s/ Jeffrey Hatfield
Jeffrey Hatfield